Exhibit 99.2

Investor Update – January 29, 2009

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon). Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expense per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

Please see our press release dated today for actual financial and statistical information for the fourth quarter and full year 2008.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Some of these risks include increased general economic conditions, competition, significant fuel costs, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

Forecast Information

	Forecast Q1 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	5,400 – 5,500	(10)% – (11)%	22,400	(8)%
Cost per ASM excluding fuel (cents)*	8.4 – 8.5	11% – 12%	8.1	8%
Fuel gallons (in millions)	75	(13)%	305	(9)%
Economic fuel cost per gallon**	$1.89	(30)%	**	**

*For Alaska, our forecast of mainline cost per ASM excluding fuel and restructuring charges is based on forward-looking estimates, which will likely differ from actual results.

**Because of the volatility of fuel prices, actual amounts may differ significantly. The first-quarter forecast assumes an average $45-per-barrel price of oil and a refinery margin of 50 cents per gallon. Because of the unpredictable nature of oil prices, our full-year 2009 forecast is not meaningful at this time.

Advance Booked Load Factors

	January	February	March
Point Change Y-O-Y	+2 pts	-1 pt	-3 pts*

* The Easter holiday is in April this year, but was in March in 2008. This shift is negatively impacting March advance bookings. April advance booked load factor is tracking slightly ahead of April 2008 at this time.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

Forecast Information (Horizon CPA)

The forecast reflects only the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity. The ASMs shown below are also included in Horizon’s system forecast presented on the following page.

	Forecast Q1 2009	Change Y-O-Y	Forecast 2009	Change Y-O-Y
Capacity (ASMs in millions)	300	(13)%	1,200 – 1,250	(12)%
Cost per ASM (cents)*	21.0 – 21.1	(1)% – 0%	20.8 – 20.9	(1)% – (2)%

* Costs associated with the Horizon CPA agreement are eliminated in consolidation

Advance Booked Load Factors

	January	February	March
Point Change Y-O-Y	-4 pts	-6 pts	-6 pts*

* The Easter holiday is in April this year, but was in March in 2008. This shift is negatively impacting March advance bookings. April advance booked load factor is tracking even with April 2008 at this time.

HORIZON AIR

Forecast Information

	Forecast Q1 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	790 – 800	(15)% – (16)%	3,250 – 3,350	(8)% – (10)%
Cost per ASM excluding fuel (cents)*	15.6 – 15.8	3% – 4%	15.4 – 15.5	6% – 7%
Fuel gallons (in millions)	15	(14)%	60 – 65	(7)% – (10)%
Economic fuel cost per gallon**	$1.95	(30)%	**	**

*For Horizon, our forecast of cost per ASM excluding fuel is based on forward-looking estimates, which will likely differ significantly from actual results.

**Because of the volatility of fuel prices, actual amounts may differ significantly. The first-quarter forecast assumes an average $45-per-barrel price of oil and a refinery margin of 50 cents per gallon. Because of the unpredictable nature of oil prices, our full-year 2009 forecast is not meaningful at this time.

Fleet Transition Charges Expected in 2009

There may be further fleet transition charges associated with the transition out of the CRJ-700 aircraft. Because we do not currently know how many aircraft will leave the fleet in 2009, nor do we know the types of transactions that will occur, we cannot estimate with any certainty the amount or timing of any related charges.

Advance Booked Load Factors – Brand Flying Only

	January	February	March
Point Change Y-O-Y	-1 pt	-2 pts	-3 pts*

* The Easter holiday is in April this year, but was in March in 2008. This shift is negatively impacting March advance bookings. April advance booked load factor is tracking slightly ahead of April 2008 at this time.

AIR GROUP

Future Fuel Hedge Positions

	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
First Quarter 2009	50%	$81
Second Quarter 2009	50%	$71
Third Quarter 2009	50%	$76
Fourth Quarter 2009	50%	$76
Full Year 2009	50%	$76

First Quarter 2010	42%	$60
Second Quarter 2010	34%	$70
Third Quarter 2010	29%	$67
Fourth Quarter 2010	24%	$78
Full Year 2010	33%	$67

First Quarter 2011	17%	$91
Second Quarter 2011	15%	$73
Third Quarter 2011	11%	$74
Full Year 2011	11%	$80

*All of our 2008, 2010 and 2011 positions and the majority of our 2009 positions are call options, which are designed to effectively cap our cost of the crude oil component of our jet fuel purchases. With call options, we benefit from a decline in crude oil prices, as there is no downward exposure other than the premiums we pay to enter into the contracts.

Cash and Share Count

(in millions)	December 31, 2008	December 31, 2007
Cash and marketable securities	$1,077	$823
Common shares outstanding	36.275	38.051

Capital Expenditures

Total actual and expected capital for expenditures 2008 and 2009, respectively, are as follows (in millions):

	2008			2009 Estimate

	Aircraft- related	Non-aircraft	Total	Aircraft- related	Non-aircraft	Total
Alaska	$288	$35	$323	$335	$45	$380
Horizon	86	4	90	70	5	75
Air Group	$374	$39	$413	$405	$50	$455

Firm Aircraft Commitments

	2009	2010	2011	Total
Alaska (B737-800)	10	6	4	20
Horizon (Q-400)	5	7	1	13
Totals	15	13	5	33

In addition to the firm orders noted above, Alaska has options to acquire 45 additional B737-800s and Horizon has options to acquire 10 Q400s. Alaska has notified Boeing of its intent to exercise the option on one 737-800 for delivery in 2010. Once that option has been converted to a firm commitment, we will have seven firm commitments for B737-800 aircraft in 2010. The table below includes the option aircraft in the “2010 Changes” column.

AIR GROUP – (continued)

Projected Fleet Count

		Actual Fleet Count			Expected Fleet Activity

Alaska	Seats	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2008 [1]	2009 Changes	Dec. 31, 2009[2]	2010 Changes	Dec. 31, 2010[2]
737-200	—	2	—	—	—	—	—	—
737-400F3	—	1	1	1	—	1	—	1
737-400C3	72	—	5	5	—	5	—	5
737-400	144	39	34	31	(3)	28	(5)	23
737-700	124	22	20	20	(5)*	15	(2)	13
737-800	157	15	29	41	10	51	7	58
737-900	172	12	12	12	—	12	—	12
MD-80	140	23	14	—	—	—	—	—
Totals		114	115	110	2	112	—	112
		Actual Fleet Count			Expected Fleet Activity

Horizon	Seats	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2008	2009 Changes	Dec. 31, 2009	2010 Changes	Dec. 31, 2010
Q200[4]	37	28	16	6	(6)	—	—	—
Q400[5]	74-76	20	33	35	5	40	7	47
CRJ-700[5]	70	21	21	18	(5)	13	(8)	5
Totals		69	70	59	(6)	53	(1)	52

1 Alaska originally planned to have 115 aircraft at December 31, 2008, but five B737-800 deliveries were deferred until 2009 as a result of the Boeing mechanics strike late in 2008.

2 The expected fleet counts at December 31, 2009 and 2010 for Alaska are subject to change. We are seeking to sell up to four B737-700 aircraft in 2009 as a result of our capacity reductions, which is reflected in the 2009 changes above.

3 F=Freighter; C=Combination freighter/passenger

4 All remaining Q200 aircraft have been taken out of scheduled service, but are expected to operate as spare aircraft through the end of January 2009.

5 The planned CRJ and Q400 fleets at December 31, 2009 and 2010 are subject to change and are dependent on our ability to remarket the CRJ aircraft.